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                                                                       Exhibit 5

                              September 21, 2000


Pinnacle Data Systems, Inc.
6600 Port Road
Groveport, Ohio  43215

Ladies and Gentlemen:

     We are acting as counsel to Pinnacle Data Systems, Inc., an Ohio corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 50,000 common shares, without par value, of the Company (the "Common Shares") issuable upon exercise of outstanding warrants originally issued to Corna Securities, Inc. on April 23, 1996 (the "Warrants").

     In connection therewith, we have examined the Company's Amended and Restated Articles of Incorporation, as amended, the Company's Amended and Restated Code of Regulations, as amended, the records, as exhibited to us, of the corporate proceedings of the Company, a certificate of the Secretary of the Company, the Warrants, and such other documents and records as we considered necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies and the authenticity of all such documents.

     Based on the foregoing, we are of the opinion that:

          (1) The Company is a corporation validly existing under the laws of the State of Ohio; and

          (2) The Common Shares have been duly authorized and, when sold and paid for in the manner contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Baker & Hostetler LLP

                                                  BAKER & HOSTETLER, LLP